Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Transnational Industries, Inc. (the "Company") on Form 10-KSB/A-1 for the period ended January 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jonathan A. Shaw, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Jonathan A. Shaw
--------------------
Jonathan A. Shaw
President and Chief Executive Officer

Dated: May 30, 2003

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.


A signed original of this written statement required by Section 906 has been provided to Transnational Industries, Inc. and will be retained by Transnational Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.